UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 31, 2003

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-14768	NSTAR	04-3466300
800 Boylston Street
Boston, Massachusetts 02199
Telephone (617) 424-2000

1-2301	Boston Edison Company	04-1278810
800 Boylston Street
Boston, Massachusetts 02199
Telephone (617) 424-2000

Item 5.  Other Events

On October 31, 2003, NSTAR received an order from the Massachusetts Department of Telecommunications and Energy (MDTE) regarding the request by Boston Edison Company, Commonwealth Electric Company, Cambridge Electric Light Company and NSTAR Gas Company (together, NSTAR or the Company) for the approval of a reconciliation rate adjustment mechanism for recovery of costs associated with the Company’s obligation to provide its employees pension and other postretirement benefits (PBOP).  Since December 20, 2002, the Company has been operating under an Accounting Order received from the MDTE (Accounting Order) with regard to pension and PBOP accounting.

The order authorizes NSTAR to recover its pension and PBOP expenses through a reconciling rate mechanism.  This mechanism removes the volatility in earnings that may have resulted from requirements of existing accounting standards and provides for an annual filing and rate adjustment with the MDTE.  This order also upholds the Accounting Order, which allowed NSTAR to record a regulatory asset in lieu of taking a charge to Other Comprehensive Income at December 31, 2002 for the additional minimum liability accounting requirement for under-funded benefit plans.  In addition, the order revised the effective date included in the Accounting Order on which the Company could begin to defer the difference between the level of pension and PBOP expense included in rates and the amounts that are required to be recorded under the pension and PBOP accounting rules to September 1, 2003.  This date change corresponds to the expiration of NSTAR’s utility subsidiaries four-year distribution rate freeze.  As a result, NSTAR recognized $18.0 million of previously deferred pension and PBOP expenses, offset by $12.7 million of carrying costs, allowed in this order, on the average net prepaid pension and PBOP balances for the year.  This carrying charge will be collected from customers in 2004.

The net impact of this order on NSTAR’s earnings for the quarter and year-to-date periods ended September 30, 2003 is an after-tax decrease of $3.2 million, or $0.06 per basic and diluted common share.  Earnings for the quarter ended September 30, 2003 are $1.20 and $1.19 per basic and diluted common share, respectively.  Earnings for the year-to-date period are $2.74 and $2.72 per basic and diluted common share, respectively.  On October 23, 2003, NSTAR issued a press release reporting its third quarter of 2003 financial results and the uncertainty of this pending rate mechanism decision.  That press release was furnished on a Form 8-K with the Securities and Exchange Commission.  Although the Company received the MDTE’s order on October 31, 2003, the order finalizes a condition that existed as of September 30, 2003 and will be reflected in the Condensed Consolidated financial statements to be filed by the Company with its Quarterly Report on Form 10-Q for the quarter ended September 30, 2003.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

Filed herewith as Exhibit 99.1 are Comparative unaudited results for the third quarter and twelve-month periods ended September 30, 2003 for NSTAR.

Filed herewith as Exhibit 99.2 are NSTAR’s Condensed Consolidated Statements of Income for the quarters ended September 30, 2003 and 2002 and Condensed Consolidated Balance Sheets at September 30, 2003 and December 31, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

NSTAR and Boston Edison Company
(Registrants)
Date: November 4, 2003	By:	/s/R. J. WEAFER, JR.
Robert J. Weafer, Jr.
Vice President, Controller
and Chief Accounting Officer